UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 9, 2017

ACI WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25346	47-0772104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3520 Kraft Rd., Suite 300 Naples, FL		34105
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (239) 403-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

8.01 Other Events.

As previously disclosed, on September 23, 2015, a jury verdict was returned against ACI Corp., a subsidiary of ACI Worldwide, Inc. (the “Company”), for $43.8 million in connection with counterclaims brought in a lawsuit involving BHMI, Inc. (“BHMI”) in the District Court of Douglas County, Nebraska. BHMI asserted counterclaims alleged to arise out of ACI Corp.’s filing of its lawsuit, and on September 23, 2015, the jury found for BHMI on its counterclaims and awarded $43.8 million in damages. On January 5, 2016, the court entered a judgment against ACI Corp. for $43.8 million for damages and $2.7 million for attorney fees and costs. ACI Corp.’s appeal from the dismissal of its claims against BHMI and the judgment in favor of BHMI on its counterclaims was denied on June 9, 2017. A one-time expense associated with the adverse judgment, including post-judgment interest, will be reflected in the Company’s results of operation for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017	ACI WORLDWIDE, INC.

	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President